Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Martin D. Auster, M.D. (“Executive”) and Ventyx Biosciences, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed a confirmatory employment letter with the Company dated October 7, 2021 (the “Offer Letter”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on May 3, 2021 (the “Confidentiality Agreement”);

WHEREAS, Executive signed an Indemnification Agreement with the Company dated October 20, 2021 (the “Indemnification Agreement”);

WHEREAS, Executive signed an Executive Change in Control and Severance Plan Participation Agreement with the Company on May 8, 2022 (the “Severance Plan Participation Agreement”);

WHEREAS, the Company granted Executive restricted stock units, restricted stock awards and options to purchase shares of the Company’s common stock as set forth on Exhibit A (collectively, the “Equity Awards”) pursuant to the terms and conditions of either the Company’s 2019 Equity Incentive Plan or the Company’s 2021 Equity Incentive Plan and the applicable award agreements thereunder between the Company and Executive (collectively the “Equity Agreements”);

WHEREAS, Executive employment with the Company will terminate effective as of August 30, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement, the Company agrees as follows:

a.
Payment. The Company shall pay Executive a total of $356,826.60, at the rate of $39,647.40 per month, less applicable withholdings, for nine months starting on the first regular payroll date following the Effective Date, in accordance with the Company’s regular payroll practices.
b.
Continued Medical Benefits. The Company shall reimburse Executive for the payments Executive makes for COBRA coverage through the first nine full calendar months beginning as of the month following the month in which the Effective Date occurs, or until Executive has secured health insurance coverage through another employer, whichever occurs first, provided that Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage.
c.
Acceleration of Equity Awards. The unvested shares subject to the Equity Awards that would have vested had Executive’s employment with the Company continued through November 30, 2024, the date that is three months following the Separation Date, will accelerate and fully vest.
d.
Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1.

2. Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase or receive from the Company pursuant to the exercise or settlement (as applicable) of outstanding Equity Awards, Executive will be considered to have vested only up to the Separation Date (including, for the avoidance of doubt, any vesting acceleration pursuant to Section 1(c) of the Agreement), as set forth in Exhibit A. All unvested shares subject to outstanding Equity Awards as of the Separation Date will terminate on the Separation Date. Other than as amended pursuant to Section 1(c) of this Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the applicable Equity Agreements.

3. Benefits. Executive’s health insurance benefits shall cease on August 31, 2024, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation and paid time off, ceased as of the Separation Date.

4. Payment of Compensation and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting and any and all other benefits and compensation due to Executive.

5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation, demand or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.
any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.
any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.
any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion and disability benefits;
d.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Fair Employment and Housing Act, the Vermont Fair Employment Practices Act, the Vermont Employment of People with Disabilities Law, the Vermont Whistleblower Protection for Health Care Employees Law, the Vermont Conditions for Employment Law, the Vermont Parental and Family Leave Act, the Vermont Wage Payment Law, the Vermont Minimum Wage Law, the Vermont Drug Testing Law, Vermont Genetic Testing Law, and the Vermont Employment Rights For Reserve and National Guard Members Law;
e.
any and all claims for violation of the federal or any state constitution;
f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.
any claim for any loss, cost, damage or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive from the Company; and
h.
any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement and does not eliminate any rights to indemnification that Executive may have under the Indemnification Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits.

6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

9. Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

10. No Cooperation. Subject to the Protected Activity Not Prohibited Section, Executive agrees that Executive will not knowingly encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

11. Cooperation with the Company. Executive agrees that Executive shall provide reasonable cooperation and assistance to the Company in the resolution of any matters in which Executive was involved during the course of Executive employment or about which Executive has knowledge in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Executive’s cooperation with such matters shall include, without limitation, being available to consult with the Company regarding such matters; to reasonably assist the Company in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company. Executive agrees to keep the Company’s Human Resources department apprised of Executive’s current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company in connection with this Cooperation with Company section. Executive understands and agrees that this provision requires his cooperation with the Company but is not intended to have any influence whatsoever on any specific outcome in any matter and Executive is expected at all times to provide truthful testimony and responses in connection with any matter. Executive understands and agrees that Executive is not otherwise entitled to any additional compensation for such transition assistance, beyond the payments and consideration provided under this Agreement.

12. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint or report with, or otherwise communicating, cooperating or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product.

13. Non-disparagement. Subject to the Protected Activity Not Prohibited Section, Executive agrees to refrain from any disparagement, defamation, libel or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from making any disparagement statements about Executive. Executive understands that the Company’s obligations under this Section extend only to the Company’s current C-suite executive officers and members of its Board of Directors as of the Effective Date and only for so long as each officer or member is an officer or Director of the Company. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Executive’s last position and dates of employment.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Executive acknowledges and agrees that any breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

15. No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive, unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND

APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. EXECUTIVE AGREES THAT EXECUTIVE MAY ONLY BRING ANY SUCH ARBITRATION IN EXECUTIVE’S INDIVIDUAL CAPACITY. SUCH ARBITRATION WILL OCCUR IN THE COUNTY IN VERMONT IN WHICH EXECUTIE RESIDES AS OF THE SEPARATION DATE, OR SUCH OTHER LOCATION TO WHICH THE PARTIES MUTUALLY AGREEMENT, BEFORE JAMS UNDER ITS APPLICABLE RULES AND PROCEDURES (“JAMS RULES”) AND VERMONT LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH VERMONT LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE VERMONT LAW AND THE FEDERAL RULES OF CIVIL PROCEDURE TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH VERMONT LAW, VERMONT LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE WRITTEN, FINAL, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

19. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees and reasonable attorneys’ fees incurred in connection with such an action.

23. Effect of Termination. As of the Separation Date, Executive shall no longer be an employee or officer of the Company or any of its subsidiaries. In furtherance of the foregoing, Executive hereby resigns from all positions and titles with the Company and its subsidiaries, effective as of the Separation Date.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company (including, but not limited to, the Severance Plan Participation Agreement), with the exception of the Indemnification Agreement, Confidentiality Agreement, and the Equity Agreements, except as otherwise modified or superseded herein.

25. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and an executive officer of the Company.

26. Governing Law. This Agreement shall be governed by the laws of the State of Vermont, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA.

27. Effective Date. Executive understands that Executive cannot execute this Agreement prior to the Separation Date and that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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29. Voluntary Execution of Agreement. Executive understands and agrees that Executive cannot sign this Agreement prior to the Separation Date and that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)
Executive has read this Agreement;
(b)
Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation and execution of this Agreement by an attorney of Executive’s own choice or has elected not to retain an attorney;
(c)
Executive understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Executive is fully aware of the legal and binding effect of this Agreement; and
(e)
Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MARTIN D. AUSTER, M.D., an individual

Dated: August 31, 2024	/s/ Martin D. Auster

VENTYX BIOSCIENCES, INC.

Dated: September 4, 2024	By /s/ Raju Mohan
Raju Mohan
Chief Executive Officer

EXHIBIT A

EQUITY AWARDS

Outstanding Option Awards

Grant Date	Exercise Price	Vesting	Shares	Vesting Commencement Date	Shares Vested as of Separation Date*
May 6, 2021	$3.45	(1)	381,184^	May 3, 2021	219,184
September 18, 2021	$8.04	(2)	56,883	September 17, 2021	45,032
February 4, 2022	$12.21	(3)	145,000	February 3, 2022	99,687
January 17, 2023	$33.84	(3)	108,750	January 17, 2023	49,843
December 18, 2023	$2.14	(3)	181,250	December 18, 2023	41,536
January 2, 2024	$2.49	(4)	125,000	January 2, 2024	0

^ 50,000 shares were exercised on December 2, 2022; 21,000 shares were exercised on April 4, 2023; 7,000 shares were exercised on April 17, 2023; 28,000 shares were exercised on April 25, 2023; 28,000 shares were exercised on June 6, 2023; 28,000 shares were exercised on July 25, 2023.

*Includes acceleration pursuant to Section 1(c) of the Agreement.

(1)
One third (1/3rd) of the shares subject to the option shall vest on the one year anniversary of the Vesting Commencement date, and, thereafter, one twenty-fourth (1/24th) of the remaining shares subject to the option shall vest each month on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month).
(2)
Twenty-five percent (25%) of the shares subject to the option shall vest on the one year anniversary of the Vesting Commencement date, and, thereafter, one thirty-sixth (1/36th) of the remaining shares subject to the option shall vest each month on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month).
(3)
One forty-eighth (1/48th) of the total shares subject to the option shall vest each month following the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month).
(4)
100% of the total shares subject to the Option shall vest on the one-year anniversary of January 2, 2024.

Outstanding Restricted Stock Units

Grant Date	Vesting	Shares	RSU Vesting Commencement Date	Shares Vested as of Separation Date*
January 17, 2023	(1)	18,125	March 28, 2023	4,531

*Includes acceleration pursuant to Section 1(c) of the Agreement.

(1)
Twenty-five percent (25%) of the restricted stock units subject to the RSU Award shall vest on the one (1) year anniversary of the RSU Vesting Commencement Date, and twenty-five percent (25%) of the total restricted stock units subject to the RSU Award shall vest each year thereafter on each annual anniversary of the RSU Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to the reporting person continuing to be a Service Provider (as defined in the Plan) through each such date.

Restricted Stock

Grant Date	Vesting	Shares	Vesting Commencement Date	Shares Vested as of Separation Date
May 6, 2021	(1)	95,296#	May 3, 2021	95,296#

# Reflects a reverse stock split of 1-for-9.5644.

(1)
One-third of the Shares subject to the Grant shall vest on the one-year anniversary of the Vesting Commencement Date, and thereafter, the remaining Shares shall vest each month on the same day of the month as the Vesting Commencement Date in twenty-four (24) equal monthly installments, subject to Optionee continuing to be a Service Provider through each such date.